Exhibit 99.2

Airgas Announces Leadership Transition

Michael L. Molinini to be Named President and Chief Executive Officer Following 2012 Annual Meeting of Stockholders; Joins Board of Directors

Airgas Founder Peter McCausland to Serve as Executive Chairman of the Board

RADNOR, Pa.--(BUSINESS WIRE)--May 3, 2012--Airgas, Inc. (NYSE: ARG) today announced that effective immediately following the Company’s 2012 Annual Meeting of Stockholders scheduled to be held in mid-August, Airgas Founder Peter McCausland will assume the role of Executive Chairman of the Board of Directors, and current Executive Vice President and Chief Operating Officer Michael L. Molinini will succeed him as President and Chief Executive Officer.

In connection with this leadership transition, the Airgas Board of Directors has unanimously elected Molinini to serve as a director of the Company, effective immediately, expanding the Board to eleven directors. Molinini will stand for re-election to the Board at the Company’s 2012 Annual Meeting. In his expanded role, Molinini will continue to lead the Company’s operations and information technology initiatives, while also assuming responsibility for finance and human resources. McCausland will continue to lead the development of Airgas’ growth strategies. In addition, McCausland will continue to serve as Chairman of the Company’s Management Committee and will retain responsibility for corporate development, risk management and governance.

“Mike and I have worked together for 15 years; he is a proven leader with an outstanding record of accomplishment both here at Airgas and in his previous roles,” said McCausland. “I am confident that Mike is the right person to serve as Airgas’ next CEO and that he will continue to build on our 30-year track record of operational excellence and shareholder value creation. Mike and I, together with our CFO Bob McLaughlin, will continue to be actively engaged with our shareholders and the rest of the investment community. As Airgas’ founder and largest shareholder, I am committed to making sure that this plan is successful, and I am looking forward to working with Mike and the entire management team in the years ahead. As I always say, the best time at Airgas is now.”

“This leadership transition is a natural result of the Board’s long-time focus on developing a deep management team and represents the next step in the evolution of Airgas,” said Lee Thomas, Chairman of the Airgas Board’s Governance and Compensation Committee. “The company’s current momentum provides an opportune time for Mike to take on increased responsibility, allowing Peter to focus his expertise, industry experience, and considerable energy on the areas of the business about which he is most passionate – strategic planning, mergers and acquisitions, and corporate governance.”

“I am honored and energized by the confidence that Peter and the rest of the Board have in me, and I look forward to enhancing Airgas’ position as one of the premier industrial gas companies in the world,” said Molinini. “Peter and I have worked successfully together for many years and I am pleased that he will stay actively involved in Airgas, continuing to contribute the vision and leadership that have helped make the company what it is today. I plan to continue his tradition of strong, active leadership and nurturing Airgas’ entrepreneurial culture in pursuit of the tremendous opportunities ahead for Airgas. Our more than 15,000 associates are the best in the business, and together we will continue to focus on serving our one million loyal customers, operating safely, and growing the business for years to come.”

Peter McCausland is Chairman and Chief Executive Officer of Airgas. McCausland founded Airgas in 1982, has been President and Chief Executive Officer since 1987, previously served as Chairman of the Board from 1987 to September 2010, and was elected Chairman again in August 2011. Before founding Airgas, McCausland served as General Counsel for MG Industries, Inc., an industrial gas producer. He also was a founding partner in the law firm of McCausland Keen & Buckman, where he focused on mergers, acquisitions, and financings. McCausland serves as a director of the Fox Chase Cancer Center, the Independence Seaport Museum, and the Philadelphia Orchestra Association. He also serves on the Board of Visitors of the College of Arts and Sciences, University of South Carolina, and on the Board of Visitors at the Boston University School of Law.

Michael L. Molinini is Executive Vice President and Chief Operating Officer of Airgas and is a member of the Management Committee. Prior to assuming this position in January 2005, he was Senior Vice President – Hardgoods, with company-wide responsibility for directing sales and marketing, procurement, and distribution center logistics. Molinini joined Airgas in April 1997 as Group Vice President of Airgas Direct Industrial and led the build out of Airgas' hardgoods supply chain, including development of the Radnor private label program. Prior to joining Airgas, Molinini served as Vice President – Marketing at National Welders Supply Company, an Airgas joint venture, where he managed all gases and hardgoods sales and marketing programs. Molinini joined National Welders after spending 19 years with the Linde Division of Union Carbide Corporation in a variety of operations, sales and management positions.

The Company will discuss this executive leadership transition during its fiscal 2012 fourth quarter earnings conference call scheduled for today, May 3, 2012 at 10:00 am ET. A webcast of the teleconference will be available live and on demand through June 1 at http://investor.shareholder.com/arg/events.cfm. The teleconference will be available by calling 888-587-0615. A replay of the teleconference will be available through May 11. To listen, call 888-203-1112 and enter passcode 9254540.

About Airgas, Inc.

Airgas, Inc. (NYSE: ARG), through its subsidiaries, is the largest U.S. distributor of industrial, medical and specialty gases, and hardgoods, such as welding equipment and supplies. Airgas is also a leading U.S. producer of atmospheric gases, carbon dioxide, dry ice, and nitrous oxide, one of the largest U.S. distributors of safety products, and a leading U.S. distributor of refrigerants, ammonia products, and process chemicals. More than 15,000 employees work in approximately 1,100 locations, including branches, retail stores, gas fill plants, specialty gas labs, production facilities and distribution centers. Airgas also markets its products and services through eBusiness, catalog and telesales channels. Its national scale and strong local presence offer a competitive edge to its diversified customer base. For more information, please visit www.airgas.com.

Forward-Looking Statements

This press release may contain statements that are forward looking, as that term is defined by the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases, and we intend that any such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements are generally identified with the words "believe," "expect," "anticipate," "intend," "estimate," "target," "may," "will," "would," "plan," "project," "should," "continue" or the negative thereof or other similar expressions, or discussion of future goals or aspirations, which are predictions of or indicate future events and trends and which do not relate to historical matters. These statements include, but are not limited to, statements regarding the Company’s leadership transition. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by us or any other person that the results expressed therein will be achieved. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include the factors described in the Company's reports, including its Form 10-K dated March 31, 2011, subsequent Forms 10-Q and other forms filed by the Company with the Securities and Exchange Commission.

CONTACT:
Airgas, Inc.
Media Contact:
Doug Sherman, 610-902-6270
doug.sherman@airgas.com
or
Investor Contact:
Barry Strzelec, 610-902-6256
barry.strzelec@airgas.com